SCHEDULE 14A INFORMATION

     Proxy Statement Pursuant to Section 14(a) of the

     Securities Exchange Act of 1934

     [Amendment No. ............................]

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /


   Check the appropriate box:

/ / Preliminary Proxy Statement

/ / Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)
    (2))

/X/ Definitive Proxy Statement

/ / Definitive Additional Materials

/ / Soliciting Material Pursuant to Section 240.14a-11(c) or

     Section 240.14a-12


DOVER CORPORATION
 -----------------------------------------------------------------------------
     (Name of Registrant as Specified in Its Charter)

-----------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

   /X/ No Fee Required,

   / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

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2) Aggregate number of securities to which transaction applies:

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3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4) Proposed maximum aggregate value of transaction:

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
5) Total fee Paid:

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   / /  Fee paid previously with preliminary materials:

   / /  Check box if any part of the fee is offset as provided by Exchange Act

     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:_______________________________________________

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   3) Filing Party:_________________________________________________________

   4) Date Filed:___________________________________________________________

                                      LOGO

                         ------------------------------

                    Notice Of Annual Meeting Of Stockholders
                         ------------------------------

                                                                  March 16, 1998

TO THE STOCKHOLDERS:

     Please take notice that the Annual Meeting of Stockholders of DOVER CORPORATION will be held at the Lobby Conference Room, Wilmington Trust Company, 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19801, on April 28, 1998, at 10:00 A.M., for the following purposes:

     1. To elect ten directors;

     2. To ratify and approve the Dover Corporation Executive Officer Annual Incentive Plan; and

     3. To transact such other business as may properly come before the meeting.

     Only holders of record of the outstanding common stock at the close of business on February 27, 1998 are entitled to notice of and to vote at the meeting or any adjournments thereof.

                    By authority of the Board of Directors,

                                                    ROBERT G. KUHBACH

                                                                       Secretary

     STOCKHOLDERS WHO DO NOT PLAN TO ATTEND THE MEETING ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY AS SOON AS POSSIBLE AND MAIL IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                               DOVER CORPORATION

                                PROXY STATEMENT

                                    GENERAL

     This statement is furnished to the stockholders of Dover Corporation (hereinafter called the "Company" or "Dover"), whose principal executive offices are at 280 Park Avenue, New York, NY 10017, in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders (the "Meeting") to be held on April 28, 1998 or any adjournments thereof, for the purposes set forth in the notice of meeting. Dover will pay the reasonable and actual costs of soliciting proxies, but no amount will be paid to any officer or employee of Dover or its subsidiaries as compensation for soliciting proxies. In addition to solicitation by mail, Dover has retained Morrow & Co. to solicit brokerage houses and other custodians, nominees or fiduciaries and to send proxies and proxy material to the beneficial owners of such shares, at a cost not to exceed $12,000. The approximate date on which this statement and the proxy form are to be first sent to the stockholders will be March 16, 1998.

     As of the close of business on February 27, 1998, the record date for voting, Dover had outstanding 222,891,535 shares of common stock. Each share of common stock is entitled to one vote on all matters. To the best of Dover's knowledge, no stockholder owns beneficially as much as 5% of the outstanding common stock other than Magalen O. Bryant, Post Office Box 247, Middleburg, VA 22117, who owns 11,535,043 shares (5.2%), including 1,195,752 shares held in a trust in which she is a co-trustee sharing voting and investment powers and in which she disclaims any beneficial interest.

     DOVER WILL PROVIDE TO EACH PERSON SOLICITED HEREIN, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF DOVER'S 1997 ANNUAL REPORT ON FORM 10-K INCLUDING THE SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, ALL WITHOUT CHARGE (EXCEPT EXHIBITS). A REQUEST THEREFOR SHOULD BE DIRECTED TO THE CORPORATE SECRETARY AT DOVER'S OFFICE, 280 PARK AVENUE, NEW YORK, NY 10017.

     The shares covered by each proxy will be voted for the election of the ten
(10) nominees or their substitutes as indicated below, and to ratify and approve the Dover Corporation Executive Officer Annual Incentive Plan unless directed otherwise in the proxy in which case the shares will be voted as directed. The proxy also grants discretionary authority to the proxies in connection with other matters that may properly come before the Meeting.

     Abstentions and broker non-votes will be included in determining whether a quorum exists at the Meeting. Approval of each matter specified in the notice of meeting requires the affirmative vote of a majority, or, in the case of the election of directors, a plurality, of shares of common stock present in person or by proxy at the Meeting and entitled to vote thereon. Stockholders may not cumulate their votes. In determining whether a proposal specified in the notice of meeting has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as votes against the proposal, except with respect to the election of directors where abstentions and broker non-votes will result in the respective nominees receiving fewer votes but will have no effect on the outcome of the vote.

     A person giving a proxy may revoke it at any time before it is exercised by written notice to the Secretary of Dover at the address referred to above or by attending the Meeting and requesting in writing a return of the proxy.

                               SECURITY OWNERSHIP

     The following table provides information as of February 27, 1998, as reported to the Company by the persons and members of the group listed, as to the number of shares and the percentage of Dover's common stock beneficially owned by: (i) each Director and nominee for Director, (ii) each executive officer listed in the compensation table and (iii) all Directors, nominees and executive officers of Dover as a group.

                                                         NUMBER OF SHARES(1)    PERCENTAGE
                                                         -------------------    ----------
David H. Benson........................................           6,800(2)        *
Magalen O. Bryant......................................      10,339,251(3)         5.2%
                                                              1,195,752(4)
Lewis E. Burns.........................................         390,093           *
Jean-Pierre M. Ergas...................................          22,800           *
Roderick J. Fleming....................................           4,800           *
John F. Fort...........................................         100,800           *
Rudolf J. Herrmann.....................................         106,972           *
James L. Koley.........................................          24,800(5)        *
John F. McNiff.........................................         370,483(6)        *
Anthony J. Ormsby......................................         118,800(7)        *
John E. Pomeroy........................................         234,337           *
Thomas L. Reece........................................         503,562(8)        *
Gary L. Roubos.........................................         530,959(9)        *
Jerry W. Yochum........................................         110,991           *
Directors and Officers as a Group......................      14,397,785            6.4%

  * Less than one percent.
---------------
(1) Includes shares which are (a) owned by officers in the Company's Retirement Savings Plan, totaling 127,481 shares and (b) subject to options exercisable within 60 days for the following person(s): Mr. Burns, 206,564 shares; Mr. Herrmann, 66,119 shares; Mr. McNiff, 204,015 shares; Mr. Pomeroy, 173,941 shares; Mr. Reece, 272,300 shares; Mr. Roubos, 9,416 shares; Mr. Yochum, 91,319 shares; and all directors and officers as a group, 1,118,269 shares.

(2) Includes 1,000 shares held by his spouse.

(3) Includes 304,960 shares held by a corporation over which she has control.

(4) Held in a trust of which she is a co-trustee sharing voting and investment powers and in which she disclaims any beneficial interest.

(5) Includes 10,000 shares held in various retirement trusts for Mr. Koley and his spouse and 4,000 shares held by a retirement plan as to which Mr. Koley is a co-trustee and beneficiary.

(6) Includes 1,200 shares held as custodian for a minor.

(7) Includes 100,000 shares in a personal holding company as to which he disclaims any beneficial interest.

(8) Includes 75,410 shares held by his spouse.

(9) Includes 125,848 shares held by his spouse and 126,994 shares held by a limited liability company as to which he disclaims any beneficial interest.

                            1. ELECTION OF DIRECTORS

     The proxies will vote the shares covered by a proxy for the election as directors of the ten (10) nominees listed below unless directed otherwise in the proxy, in which case the shares will be voted as directed. If any such nominee for election is not for any reason a candidate for election at the Meeting, an event which management does not anticipate, the proxies will be voted for a substitute nominee or nominees as may be designated by the Board of Directors and for the others named below. All the nominees are presently directors, except Mr. Pomeroy who is succeeding Mr. Ormsby who is retiring from the Board. Each director elected at the Meeting will serve until the election and qualification of his or her successor.

     Directors will be elected by a plurality of the votes cast. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for the nominees in the absence of instructions to the contrary.

                                                                                            YEAR FIRST
                                           BUSINESS EXPERIENCE FOR PAST FIVE YEARS,           BECAME
           NAME AND AGE                 POSITIONS WITH DOVER, AND OTHER DIRECTORSHIPS        DIRECTOR
           ------------                 ---------------------------------------------       ----------
David H. Benson...................  Chairman, Kleinwort Charter Investment Trust Plc.        1995
     60                             (financial management); Director of Kleinwort Benson
                                    Group, Plc.; Director of The Rouse Company (real
                                    estate development); Director of Harrow Corporation
                                    (industrial manufacturing); Director of British Gas
                                    Plc. and; Trustee of The Charities Official Investment
                                    Fund.

Magalen O. Bryant.................  Director of Carlisle Companies Incorporated and          1979
     69                             O'Sullivan Corp. (industrial manufacturing).

Jean-Pierre M. Ergas..............  Executive Vice President, Europe, Alcan Aluminum, Ltd.   1994
     58                             (aluminum manufacturer); previously Chairman and Chief
                                    Executive Officer of American National Can Company
                                    (beverage can manufacturer); Director of ABC Rail
                                    Products Corporation (rail equipment manufacturer);
                                    and Brockway Standard Holdings Corporation (container
                                    manufacturer).

Roderick J. Fleming...............  Director, Robert Fleming Holdings Ltd. (financial        1995
     44                             management); previously Director, Capital Markets
                                    (through July 1993), and Director of Corporate Finance
                                    UK (through April 1994) at Robert Fleming; Director of
                                    Aurora Exploration and Development Corporation Ltd.
                                    (natural resources); Updown Investment Company Ltd.
                                    (financial management); and West Rand Consolidated
                                    Mines Limited (natural resources).

John F. Fort......................  Consultant, Full Circle Investments; Director of Tyco    1989
     56                             International Ltd. (fire protection systems and
                                    industrial products) and formerly Chairman (through
                                    January 1993); Director, Roper Industries (industrial
                                    products).

                                                                                            YEAR FIRST
                                           BUSINESS EXPERIENCE FOR PAST FIVE YEARS,           BECAME
           NAME AND AGE                 POSITIONS WITH DOVER, AND OTHER DIRECTORSHIPS        DIRECTOR
           ------------                 ---------------------------------------------       ----------
James L. Koley....................  Chairman, Koley, Jessen, Daubman & Rupiper, P.C. (law    1989
     67                             firm); Chairman of the Board of Directors of Arts-Way
                                    Manufacturing Co., Inc. (agricultural manufacturing).

John F. McNiff....................  Vice President-Finance of Dover; Director, The Allen     1996
     55                             Group (telecommunications products); and The Haven
                                    Fund (financial management).

John E. Pomeroy...................  President and CEO of Dover Technologies International,    --
     56                             Inc.; Director of Hadco Corporation (electronic
                                    manufacturing); and Adept Technologies, Inc. (robot
                                    systems manufacturing).

Thomas L. Reece...................  President (since May 1993) and Chief Executive Officer   1993
     55                             (since May 1994) of Dover; prior thereto Vice
                                    President of Dover and President of Dover Resources,
                                    Inc.

Gary L. Roubos....................  Chairman of the Board of Dover; previously Chief         1976
     61                             Executive Officer (through May 1994) and President
                                    (through May 1993) of Dover for more than five years;
                                    Director of Bell & Howell Company (information
                                    management); and Omnicom Group, Inc. (advertising).

     During 1997, the Board of Directors held four meetings. The Board has three standing committees, namely an Audit Committee, a Compensation Committee and an Executive Committee.

     The Audit Committee is composed of four directors who are not employees of the Company. The functions of the Audit Committee consist of recommending annually to the Board of Directors the appointment of the independent auditors; reviewing with management and such auditors the audit plan and results of the auditing engagement; and reviewing management's program for ensuring the adequacy of Dover's system of internal accounting controls. In 1997, the Audit Committee held two meetings. Members of the Audit Committee are Anthony J. Ormsby (Chairman), David H. Benson, Roderick J. Fleming and James L. Koley.

     The Compensation Committee is composed of three directors who are not employees of the Company. It approves compensation for corporate executive officers, grants, awards and payouts under the stock option plan and performance program and major compensation plan changes. In 1997, the Compensation Committee held two meetings. Its members are John F. Fort (Chairman), Magalen O. Bryant and Jean-Pierre M. Ergas.

     The Executive Committee is composed of six directors. The Executive Committee is generally empowered to act unanimously on behalf of the Board and meets or otherwise takes action on an as needed basis between the regularly scheduled quarterly Board meetings. The Executive Committee held one meeting during 1997. Members of the Executive Committee are Gary L. Roubos (Chairman), Magalen O. Bryant, John F. Fort, James L. Koley, Anthony J. Ormsby and Thomas L. Reece.

                            DIRECTORS' COMPENSATION

     Management directors receive no compensation for services as a director or as a member of any Committee. Effective January 1, 1996, the Company adopted the Dover 1996 Non-Employee Directors' Stock Compensation Plan (the "Directors' Plan"). Under the Directors' Plan, non-employee directors are granted 2,000 shares of the Company's Common Stock per year as their primary compensation for serving as directors. Such number of shares was increased in accordance with the terms of the Plan as a result of a 2 for 1 stock split effective December 15, 1997. If any director serves for less than a full calendar year, the number of shares to be granted to that director for the year will be adjusted pro rata, based on the number of days served. For 1997, each non-employee director received 2,000 shares and received a fee of $2,000 for serving on any of the Board Committees. Each of the non-executive directors also received $1,500 for each Board or Committee meeting attended.

     James L. Koley is Chairman of Koley, Jessen, Daubman & Rupiper, P.C., a Nebraska law firm which has performed legal services on behalf of Dover.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

     The Summary Compensation Table below shows all remuneration paid by Dover and its subsidiaries on an accrual basis to the Chief Executive Officer and the four other most highly paid executive officers for services in all capacities for each of the three calendar years ended December 31, 1997.

                                                  ANNUAL                    LONG-TERM
                                            COMPENSATION(1)(2)            COMPENSATION
                                        --------------------------   -----------------------
                                                                       AWARDS      PAYOUTS
                                                                     ----------   ----------
                                                                     SECURITIES   LONG-TERM
                                                                     UNDERLYING   INCENTIVE          ALL
               NAME AND                                               OPTIONS        PLAN           OTHER
          PRINCIPAL POSITION            YEAR    SALARY     BONUS       (#)(3)      PAYOUTS     COMPENSATION(4)
          ------------------            ----   --------   --------   ----------   ----------   ---------------
Thomas L. Reece.......................  1997   $800,000   $875,000    109,926     $1,481,588       $11,519
  CEO of Dover since May 1994;          1996    780,000    850,000    100,058        855,168        12,391
  Director and President of Dover       1995    650,000    650,000    121,588        764,541         7,392
  since May 1993
Lewis E. Burns........................  1997    485,000    340,000     29,456      1,203,888         3,800
  Vice President of Dover;              1996    470,000    320,000     29,982        949,939        66,896
  Director and President of Dover       1995    450,000    310,000     43,576        670,320        54,800
  Industries, Inc.
Rudolf J. Herrmann....................  1997    450,000    305,000     27,078        604,489         7,392
  Vice President of Dover;              1996    425,000    290,000     25,178        416,813         7,392
  Director and President of Dover       1995    400,000    230,000     39,760        274,968         7,392
  Resources, Inc.

                                                  ANNUAL                    LONG-TERM
                                            COMPENSATION(1)(2)            COMPENSATION
                                        --------------------------   -----------------------
                                                                       AWARDS      PAYOUTS
                                                                     ----------   ----------
                                                                     SECURITIES   LONG-TERM
                                                                     UNDERLYING   INCENTIVE          ALL
               NAME AND                                               OPTIONS        PLAN           OTHER
          PRINCIPAL POSITION            YEAR    SALARY     BONUS       (#)(3)      PAYOUTS     COMPENSATION(4)
          ------------------            ----   --------   --------   ----------   ----------   ---------------
John E. Pomeroy.......................  1997    490,000    370,000     29,822      1,875,911        89,591
  Vice President of Dover;              1996    450,000    325,000     29,406      1,056,957        89,487
  Director and President of Dover       1995    390,000    315,000     38,168        986,076        63,696
  Technologies, Inc.
Jerry W. Yochum.......................  1997    450,000    300,000     26,894        919,213        26,793
  Vice President of Dover;              1996    430,000    285,000     25,754        708,923        26,793
  Director and President                1995    395,000    240,000     39,124        458,790        12,962
  of Dover Diversified, Inc.

---------------
 (1) The bonus amount is determined as described in the Compensation Committee Report on page 11 of this proxy statement. Cash bonuses for the calendar years shown have been listed in the year earned, and were generally paid in February of the following calendar year.

 (2) Perquisites and other personal benefits paid to each officer in each instance aggregated less than $50,000 or 10% of total salary plus bonus, and accordingly are omitted from the table.

 (3) Retroactively adjusted for the 2 for 1 stock splits in September 1995 and December 1997.

 (4) Represents Company contributions to the Dover Retirement Savings Plan, reportable annual increase in the Company's obligation to participants under the Executive Deferred Income Plan or similar accrual, Company payments to other defined contribution plans and Company paid life insurance premiums on split-dollar term life insurance. For 1997, these amounts are detailed as follows:

                                                                   OTHER
                                          DOVER     EXECUTIVE    EXECUTIVE
                                         SAVINGS    DEFERRED     RETIREMENT   INSURANCE
                 NAME                     PLAN     INCOME PLAN     PLANS      PREMIUMS     TOTAL
                 ----                    -------   -----------   ----------   ---------   -------
T. L. Reece............................  $7,392      $4,127       $    --      $   --     $11,519
L. E. Burns............................   3,800          --            --          --       3,800
R. J. Herrmann.........................   7,392          --            --          --       7,392
J. E. Pomeroy..........................   3,800       4,388        81,403          --      89,591
J. W. Yochum...........................   7,392       8,261            --       5,570      26,793

                 STOCK OPTION PLAN AND CASH PERFORMANCE PROGRAM

     The Company has an Incentive Stock Option Plan and Cash Performance Program, adopted in 1995 (replacing a similar plan which expired in January
1995), which provides for stock options coordinated with performance awards. At the time of grant, allocations are made such that of each combined award, greater emphasis is given to cash performance awards at the operating level, and greater emphasis is given to stock options at the corporate level. Information on current grants and cash performance awards is given below. For payouts on prior awards under this program see the Summary Compensation Table on pages 5 and 6.

                      OPTION GRANTS IN LAST CALENDAR YEAR

                                    NUMBER OF      % OF TOTAL
                                   SECURITIES        OPTIONS
                                   UNDERLYING      GRANTED TO     EXERCISE                      GRANT DATE
                                     OPTIONS      EMPLOYEES IN      PRICE        EXPIRATION       PRESENT
              NAME                GRANTED(#)(1)   CALENDAR YEAR   ($/SHARE)         DATE        VALUE($)(2)
              ----                -------------   -------------   ---------   ----------------  -----------
Thomas L. Reece.................     109,906           11          $24.72     February 6, 2007   $548,431
Lewis E. Burns..................      29,456            3           24.72     February 6, 2007    146,985
Rudolf J. Herrmann..............      27,078            3           24.72     February 6, 2007    135,119
John E. Pomeroy.................      29,822            3           24.72     February 6, 2007    148,812
Jerry W. Yochum.................      26,894            3           24.72     February 6, 2007    134,201

---------------
(1) The options become exercisable on February 6, 2000.

(2) The Black-Scholes model used to calculate the hypothetical values at date of grant considers the following factors to estimate the option's present value: the stock's historic volatility calculated using the average daily market price of the Company's common stock over a suitable current period, the expected life of the option, risk-free interest rates and the stock's expected dividend yield. The assumptions used in the model for this valuation were: average stock price volatility 16.65%; expected life 6 years; risk-free interest rate of 6.06%; and an expected dividend yield of 1.1%. This resulted in a discounted per share value of $7.12 (29% of the option price). The Black-Scholes model assumes that an option is not cancelable and that it can be sold at any time for cash. Since those assumptions are not applicable here, the Company has reduced the above grant date present values by 20% based upon its historical cancellation rates and another 10% based upon the Company's expectation that, except in cases of unusual need, shares acquired through the exercise of options are to be held by participants for the duration of their employment with Dover. This resulted in a final grant date present value of $4.99 per share.

  AGGREGATED OPTION EXERCISES IN LAST CALENDAR YEAR AND YEAR-END OPTION VALUES
          (AS ADJUSTED FOR THE 2 FOR 1 STOCK SPLITS IN 1995 AND 1997)

                                                              NUMBER OF SECURITIES
                                                                   UNDERLYING              VALUE(1) OF UNEXERCISED
                                                             UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                 SHARES                            YEAR END(#)                   YEAR END($)
                               ACQUIRED ON    VALUE(1)     ---------------------------   ---------------------------
            NAME               EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----               -----------   -----------   -----------   -------------   -----------   -------------
Thomas L. Reece..............        --       $     --       150,710        331,552      $3,148,932     $3,809,442
Lewis E. Burns...............        --             --       190,654        103,014       4,442,390      1,243,169
Rudolf J. Herrmann...........     6,362        100,012        33,296         92,016         627,623      1,117,318
John E. Pomeroy..............        --             --       135,774         97,396       2,942,450      1,144,800
Jerry W. Yochum..............        --             --        52,196         91,772         984,938      1,109,549

---------------
(1) Calculated by determining the difference between the exercise price and the average of high and low market price of Dover common stock (as reported on the New York Stock Exchange-Composite Transactions) for the exercise dates or December 31, 1997 as the case may be.

             LONG-TERM INCENTIVE PLAN AWARDS FOR CALENDAR YEAR 1998

                                                                    PERFORMANCE OR     ESTIMATED FUTURE
                                                                     OTHER PERIOD       PAYOUTS UNDER
                                                  FEBRUARY 1998    UNTIL MATURATION    NON-STOCK PRICE
                      NAME                            AWARD           OR PAYOUT         BASED PLANS(1)
                      ----                        -------------    ----------------    ----------------
Thomas L. Reece.................................    $345,950          1998-2000            $345,950
Lewis E. Burns..................................     371,993          1998-2000             371,993
Rudolf J. Herrmann..............................     343,035          1998-2000             343,035
John E. Pomeroy.................................     389,813          1998-2000             389,813
Jerry W. Yochum.................................     340,808          1998-2000             340,808

---------------
(1) The actual cash payout at the end of the three year performance measurement period will be equal to the award amount multiplied by a percentage which is derived from a performance matrix, or table, which uses two performance parameters, namely: (1)(a) real (inflation adjusted) growth in earnings per share, or (b) real growth in operating earnings; and (2)(a) return on equity, or (b) return on investment (ROI). Parameters (1)(a) and 2(a) apply to Mr. Reece and other Corporate officers and parameters (1)(b) and 2(b) apply to the other four listed officers and those participating officers at independent subsidiaries and operating companies.

     There is no payout if growth in earnings is not achieved; there is no payout if return on equity or ROI is less than 10 percent. Moreover, the earnings in the base year (the year preceding the award year) from which earnings growth is measured may not be less than an amount equal to 10 percent of equity or 10 percent of ROI.

     There is a $2 million limit on the amount of any annual individual payout, and the aggregate payout at each appropriate business unit may not exceed an amount equal to 20% of average annual nominal earnings increase over the three year performance period. Beginning with 1998 earned payouts, if any, at the operating company level, the 20% limitation has been increased to 30%. The same plan is applied to three separate "Business Units" as follows: (a) the entire company for corporate officers, (b) the market segment subsidiaries for their respective officers, and (c) operating businesses for their respective officers.

     Given the foregoing, the range of payouts is large. For the past three years, the amounts shown in the Payout Column of the Summary Compensation Table represent percentage payouts from zero to 1,466% of the award given three years prior to the year of the payout. Earned payouts may not exceed 1,528%. Given this range, it is difficult to forecast the required estimates called for by this column; the amounts shown above, payable in February 2001, represent payouts at the 100% level on the aforementioned matrix. This could be achieved with real average annual earnings growth of 7% and a ROI/Return on Equity of 13% over the three-year performance period, or various other similar combinations of growth and ROI. Actual payouts for the three-year performance period ended December 31, 1997 (shown on the Summary Compensation Table, pages 5 and 6) were:
Mr. Reece 687%, Mr. Burns 395%, Mr. Herrmann 217%, Mr. Pomeroy 702% and Mr. Yochum 336%.

                                RETIREMENT PLANS

     Dover has many defined benefit and defined contribution pension plans covering substantially all employees of the Company and its domestic and foreign subsidiaries. Dover also has unfunded supplemental executive retirement plans and other similar unfunded retirement programs ("SERPs") which provide supplemental retirement benefits for eligible employees including certain officers of Dover and its subsidiaries. These supplemental plans basically extend retirement benefits to cover compensation not covered by underlying qualified plans because of Federal statutory limitations. Pursuant to those plans, payments will be made at the appropriate time (e.g., retirement) to such officers and other plan participants.

     Benefits under various defined benefit plans and related SERPs are based generally upon (i) final average compensation, defined as the highest 60 months of compensation out of the last 120 months and (ii) the years of benefit service. Compensation for plan purposes includes salary and annual bonus but excludes any payments under the cash performance award program or stock option awards. Generally, vesting occurs after completion of five years of employment subsequent to age 18. The following table shows the estimated annual benefits payable upon retirement to persons in the specified remuneration and years of service classifications. The years of covered employment for eligible persons named in the Summary Compensation Table are: Mr. Reece 30, Mr. Burns 30, Mr. Herrmann 9, and Mr. Yochum 15. All of these persons are vested. The benefit amounts listed in the table include the annuitized portion of the defined contribution accumulation attributable to company contributions and one half of the social security benefits to which the covered employee may be entitled.

                               PENSION PLAN TABLE

                                               YEARS OF SERVICE
                             ----------------------------------------------------
FINAL AVERAGE COMPENSATION      15         20         25         30         35
--------------------------      --         --         --         --         --
        $  500,000           $150,000   $200,000   $250,000   $300,000   $300,000
           600,000            180,000    240,000    300,000    360,000    360,000
           700,000            210,000    280,000    350,000    420,000    420,000
           800,000            240,000    320,000    400,000    480,000    480,000
           900,000            270,000    360,000    450,000    540,000    540,000
         1,000,000            300,000    400,000    500,000    600,000    600,000
         1,100,000            330,000    440,000    550,000    660,000    660,000
         1,200,000            360,000    480,000    600,000    720,000    720,000
         1,300,000            390,000    520,000    650,000    780,000    780,000
         1,400,000            420,000    560,000    700,000    840,000    840,000
         1,500,000            450,000    600,000    750,000    900,000    900,000
         1,600,000            480,000    640,000    800,000    960,000    960,000

     In addition to participating in one of Dover's qualified defined contribution plans, Mr. Pomeroy also participates in the Supplemental Executive Retirement Program of Dover Technologies. This is a non-qualified account balance plan which, based on annual salary and bonus, credits to individuals the amounts which an employer could have made to the account of such individual under an existing qualified defined contribution plan but for current Federal statutory limitations, less amounts actually contributed to such qualified plans for such individual. For 1997, Mr. Pomeroy's account was credited with $65,403. Account balances are currently credited with interest at the rate of 10% per annum, compounded monthly, so long as such individual remains an employee. Amounts credited are payable in a lump sum upon retirement.

                          CHANGE OF CONTROL PROVISIONS

     The Company has agreements with Mr. Roubos, Mr. Reece and other officers including those shown on the Summary Compensation Table designed to encourage each such officer to continue to carry out his duties with the Company in the event of a potential change of control of the Company. For purposes of these agreements, a "change of control" occurs generally when (a) a person becomes beneficial owner of 20% or more of the Company's common stock, (b) as a result of a business combination or tender offer, a majority of the Board of Directors changes, or (c) the stockholders approve a merger or other business combination, as a result of which the Company ceases to be an independent public company. The agreements provide that if within eighteen (18) months following a change of control of the Company the officer's employment is terminated (all as defined in the agreements) either by the Company for other than "cause" or "disability" or by such officer for "good reason", then such officer will receive a lump sum payment equal to three times the highest base salary and annual bonus (but not a bonus under the Performance Plan or any other compensation) received by such officer in any of the most recent five years. The severance amounts to be paid may be subject to reduction if the officer, at the time of termination, is within 36 months from his normal retirement age. In addition, upon termination, all cash performance awards outstanding will immediately vest and be paid to the officer and all stock options which have been held by the officer for more than six months will immediately vest and become exercisable. Also, in the event of a change of control, the present value of certain unfunded deferred compensation plans, including the Company's SERP plans, will be paid immediately to such officers in a lump sum.

     The Internal Revenue Code of 1986, as amended (the "Code"), imposes certain excise taxes on, and limits the deductibility of, certain compensatory payments made by a corporation to or for the benefit of certain individuals if such payments are contingent upon certain changes in the ownership or effective control of the corporation or in the ownership of a substantial portion of the assets of the corporation, and have an aggregate present value of at least three times the individual's annualized includable compensation for the base period, as defined in the Code. Although Dover payments would not be expected to reach this amount in most cases, if excise taxes are paid they would be grossed-up.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors is composed entirely of independent outside directors. The Committee approves annual compensation for the Company's executive officers, administers the Dover incentive stock option and cash performance program and any minor changes in other compensation programs. From time to time, but not less than once every five years, the Committee reviews studies done by its independent compensation consultant as to the competitiveness of the Company's overall executive compensation program. This was last done in 1994, and to a limited extent in both 1996 and 1997, and the results of those reviews are reflected in this report.

A. EXECUTIVE COMPENSATION POLICY

     The Committee's basic overriding compensation principle is that compensation at the corporate level, the independent subsidiary level, and at the operating president level should be linked to total return to stockholders generally and relative to other comparable companies. The Committee also believes that all compensation, i.e., annual, medium-term and long-term, should be closely aligned to the performance of the business over which the executive has the most control. This is done annually with salaries and bonuses, on a medium-term (three-year) basis with the cash performance program, and on a long-term basis with stock options. The relative "mix" of medium-term and long-term opportunity is also adjusted with increasingly larger percentages allocated to long-term reward potential based on the breadth of the executive's responsibility across the organization. Performance awards and stock option grants are annual, but payouts on cash awards, if earned, occur three years later and options generally have a 10-year term, but are not exercisable for three years. With respect to pensions and other benefit type programs, the Committee has set a target at the median of comparable companies. All compensation to be paid to the executive officers for 1998 is expected to qualify for deductibility for federal income tax purposes under Section 162(m) of the Code.

     Annual Compensation: The Committee reviews the Company's performance annually. The compensation programs of the Company are highly leveraged on the basis of performance. The Company has for years performed in the top quartile as measured by the Management Compensation Services Project 777 database (the "Project 777 database"), which currently includes in excess of 40% of the manufacturing companies included in the Fortune 500 Listings. The Project 777 database includes a substantially larger number of companies than the peer index group referred to in connection with the Stock Performance Graph below. The average rank in the Project 777 database, which determines the overall standing, is the average of the following nine separate measurements: return on equity for one year and five years; return on capital for one year and five years; return on sales for the current year; return on assets for one year and five years; and total capital return for one and five years. As a result of the 1994 compensation review mentioned above, the Committee has determined that as long as the Company continues to perform in the top quartile, salaries and bonuses will be targeted at the 60th to the 75th percentile for all company executives. Should the Company's performance fall below that level, compensation targets will be adjusted downward. Annual bonuses vary with annual performance based upon earnings growth, return on investment and achievement of special Company goals as well as the Committee's judgment of overall performance.

     Long-Term Compensation: Dover's management, the Committee and the Board of Directors believe that tangible (cash) and intangible (stock) incentives should be provided to key management at each of the three levels within the Company over some longer period of time. Given the different levels and opportunities to impact Dover's long-term growth, and hence benefit Dover's stockholders, Dover has a long-term compensation program including both stock options and cash incentive awards (the "Plan").

     Only officers and executives who are in a position to affect materially the profitability and growth of the Company are eligible for stock options and incentive awards. The Plan basically provides a "mix" of the two incentives, with operating management receiving a substantial percentage of their respective gain opportunity in the form of cash incentive awards, and the executive officers receiving a substantial portion of their opportunity in the form of stock options. The basic calculation begins with the individual's base salary and may include the most current annual cash bonus, which is then multiplied by a factor to determine the size of the incentive award (100% payout case) and the value of the stock option grant, which is then converted into shares. For the officers identified in the Summary Compensation Table above, the cash incentive awards under the Plan were based on multiples ranging from .13 to .45, and the number of shares granted was based on a multiple ranging from .90 to 1.65. In all cases, the multiples were initially determined by an independent consultant, and confirmed by the Committee. Cash incentive awards are annual and prior awards are not considered by the Committee when current awards are made. Likewise, the number of shares that may be granted to each participant is not otherwise limited and prior grants are not considered by the Committee when current grants are awarded, however, a schedule of outstanding stock options for executive officers is reviewed by the Committee. The number of optionees in each annual grant averages just under one percent of the total number of Dover employees. The annual shares granted has averaged less than 1/2 of 1% of shares outstanding over the past five years and was also less than 1/2 of 1% in 1998. Dover expects that, except in cases of unusual need, shares acquired through options will be held by participants (including participant's family members) for the duration of their employment with the Company.

B. CHIEF EXECUTIVE OFFICER COMPENSATION

     The Compensation Committee awarded Mr. Thomas L. Reece, Chief Executive Officer, a bonus of $875,000 for 1997, which was equal to 109% of his 1997 salary. This determination was based upon: (a) outside independent compensation survey data, which places the compensation of Mr. Reece near the high end of the median range of the comparative group for companies of Dover's size; (b) the record sales and earnings achieved in 1997; (c) the 1997 operating earnings increase of 14%; (d) the general business environment during 1997; and (e) a subjective judgment factor which is the prerogative of the Committee. The first three factors were given the greatest weight by the Committee.

Compensation Committee: John F. Fort, Chairman
                      Magalen O. Bryant
                      Jean-Pierre M. Ergas

                            STOCK PERFORMANCE GRAPH

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
              DOVER CORPORATION, S&P 500 INDEX & PEER GROUP INDEX

                           TOTAL STOCKHOLDER RETURNS

         MEASUREMENT PERIOD
       (FISCAL YEAR COVERED)              PEER GROUP          DOVER CORP.         S&P 500 INDEX
DEC-92                                      100.00               100.00               100.00
DEC-93                                      123.00               139.07               110.08
DEC-94                                      124.98               120.28               111.53
DEC-95                                      171.31               174.58               153.45
DEC-96                                      230.87               242.36               188.68
DEC-97                                      325.69               350.92               251.63

     This graph assumes $100 invested on December 31, 1992 in Dover Corporation common stock, S&P 500 index and a peer group index. Each mark on the axis displaying the years 1992 through 1997 represents December 31 of that year. The peer index consists of the following companies selected by the Company based on its assessment of businesses with similar industrial characteristics: Ametek Inc., AMP Inc., Applied Power-CL A, Carlisle Cos. Inc., Coltec Industries, Cooper Industries Inc., Crane Co., Danaher Corp., Eaton Corp., EG&G Inc., Emerson Electric Co., Federal Signal Corp., General Electric Co., General Signal Corp., Harnischfeger Industries Inc., Hubbell Inc. CL B, Illinois Tool Works, Ingersoll-Rand Co., ITT Industries Inc., Keystone International, Parker-Hannifin Corp., Pentair Inc., Tecumseh Products Co., TRW Inc., Tyco International Inc. and United Technologies Corp.

     * Total return assumes reinvestment of dividends.

2. PROPOSAL TO APPROVE AND RATIFY THE DOVER CORPORATION EXECUTIVE OFFICER ANNUAL
                                 INCENTIVE PLAN

     The executive compensation policy of Dover's Compensation Committee (which is described in detail on page 11) has traditionally included annual cash bonuses to executive officers based upon earnings growth, return on investment and other criteria. Under Section 162(m) of the Internal Revenue Code of 1986 (as amended) (the "Code"), it is necessary to obtain stockholder approval to ensure that such performance-based compensation will be fully tax deductible to the Company. To make this deductibility available to the Company, the Board of Directors of the Company adopted, effective as of January 1, 1998, and subject to stockholder approval, the Dover Corporation Executive Officer Annual Incentive Plan (the "Incentive Plan"). If the Incentive Plan is approved by the stockholders, the executive officers who are selected by the Compensation Committee each year to participate therein will receive their annual bonus, if any, under the Incentive Plan instead of the Company's traditional bonus program.

     The following plan summary is qualified in its entirety by reference to the full text of the Incentive Plan, which is attached to this Proxy Statement as Exhibit A.

RECOMMENDATION

     The Board of Directors unanimously adopted and recommends that the stockholders approve and ratify the Incentive Plan and the business criteria set forth therein on which the performance goals will be based. Unless otherwise indicated, the accompanying form of Proxy will be voted FOR the proposal to adopt the Incentive Plan. The affirmative vote of holders of a majority of the shares of the Common Stock present in person or by proxy at the Meeting is required for approval of the Incentive Plan.

PURPOSE OF THE PLAN

     The Incentive Plan has been established to make certain that amounts payable under the plan are deductible to the Company for Federal income tax purposes in accordance with Section 162(m) of the Code, which denies certain tax deductions for annual compensation paid to the Company's Chief Executive Officer and the next four highest paid executives which is in excess of $1 million in any year. The Incentive Plan has been adopted to meet the requirements of
Section 162(m) of the Code so that amounts paid under the plan will be fully tax deductible to the Company. By approving the Incentive Plan, the stockholders also will be approving the material terms of the performance measures, eligibility requirements and annual bonus limits contained in the plan.

     The Incentive Plan, like the Company's traditional bonus program which it will replace for the executive officers chosen to participate, will provide annual amounts of performance-based incentive compensation to certain executive officers of the Company who are in a position to make a material contribution to the successful operation of the Company's business, as selected each year by the Compensation Committee. Granting such persons incentive compensation based on the financial success of the Company is intended to motivate them to achieve the Company's business goals. The Incentive Plan is also intended to encourage executive officers to remain in the employ of the Company, and to attract and motivate new executive officers.

DURATION AND MODIFICATION

     The Incentive Plan does not have a predetermined period over which it will remain in existence. The Board of Directors of the Company may at any time suspend or terminate the Incentive Plan, or make such modifications to the Incentive Plan with respect to future performance periods, as it may deem advisable.

However, no amendments which are expected to materially increase amounts payable under the Incentive Plan to those executive officers who are subject to Section 162(m) of the Code may be made unless appropriate measures have been taken to cause the increased benefits to be deductible under Section 162(m).

ADMINISTRATION

     The Incentive Plan is administered by the Compensation Committee, which consists of not less than two members of the Board of Directors who are "outside directors" within the meaning of Section 162(m) of the Code.

ELIGIBILITY

     The Compensation Committee shall in its sole discretion determine the "executive officers" eligible to participate in the Incentive Plan each year. The "executive officers" of the Company shall mean the Company's chief executive officer and the executives of the Company or its affiliates (as determined by the Compensation Committee) who report directly to the chief executive officer. There is currently one executive officer who has been designated to participate in the Incentive Plan.

PLAN FEATURES

     Performance Goals. The Incentive Plan provides for the payment of an annual cash bonus to any executive officer designated as described above, which payment is conditioned upon the attainment of pre-established performance goals measured over a "performance period" which corresponds to each calendar year (commencing with calendar year 1998). The performance goals must be established in writing by the Compensation Committee within the first 90 days of each year. Performance goals are determined by reference to the Company's net income, earnings per share and/or return on investment, in the case of participants employed by the Company, and operating earnings and/or return on investment, in the case of participants employed with an affiliate of the Company, during each performance period.

     Certain Adjustments. The Compensation Committee shall have the discretion to reduce or eliminate any amounts otherwise payable under the Incentive Plan.

     Payment of Incentive Compensation. The determination of whether any amount is payable under the Incentive Plan is made by the Compensation Committee which shall certify, in writing and before any amount under the Incentive Plan is paid, the amount that is payable with respect to each participant during each performance period. All payments from the Incentive Plan shall be made in cash. The maximum annual cash bonus that could be payable under the Incentive Plan to any covered individual with respect to any performance period is one-half percent of the Company's net income for the performance period.

NEW PLAN BENEFITS

     Because amounts payable under the Incentive Plan are based on performance goals each year determined at the discretion of the Compensation Committee, it cannot be determined at this time what benefits or amounts, if any, will be received by or allocated to any person or group of persons under the Incentive Plan if the Incentive Plan is approved, or what benefits or amounts would have been received by or allocated to any person or group of persons for the last fiscal year if the Incentive Plan had been in effect. However, if the Incentive Plan had been in effect during the last fiscal year, it is likely that the amount payable to any participant pursuant to the Incentive Plan would have approximated the amount paid to such person for that year under the Company's traditional bonus program.

                                 MISCELLANEOUS

                                 OTHER MATTERS

     Management does not know of any other business to be taken up at the Meeting. If, however, any other business properly comes before the Meeting or any adjournments thereof, the persons named as proxies will vote the shares covered by a proxy in accordance with their best judgment on such matters.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The independent certified public accounting firm of Coopers & Lybrand L.L.P. is the principal independent public accountant selected in May 1997 to audit the annual accounts of Dover and its subsidiaries. This firm also audited the financial statements for 1996 and 1995. Representatives of Coopers & Lybrand L.L.P. are not expected to be present at the Meeting.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors and officers file reports of ownership and changes of ownership of the Company's Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. Based solely on copies provided to the Company, the Company believes that all directors and officers filed on a timely basis all such reports required of them with respect to stock ownership and changes in ownership during 1997, except that (a) Magalen O. Bryant was four days late in reporting a sale of shares in May 1997, (b) Robert A. Tyre was late in reporting a gift received by his spouse in 1996 and a purchase by his spouse in October 1997, which were reported in his February 1998 Form 5, and (c) Mr. Herrmann was late in reporting an option exercise in February 1997, which exercise was reported on his February 1998 Form 5.

                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     In order for stockholder proposals to be included in Dover's proxy statement for the 1999 Annual Meeting, they must be received by Dover at its principal executive offices, 280 Park Avenue, New York, NY 10017 by December 22, 1998. All other stockholder proposals, including nominations for directors, must be received by Dover not less than 60 days nor more than 90 days prior to the Meeting, which is scheduled for April 27, 1999.

Dated: March 16, 1998

                                          By authority of the Board of
                                          Directors,

                                          ROBERT G. KUHBACH
                                          Secretary

                                                                       EXHIBIT A

                               DOVER CORPORATION
                    EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN

     1. PURPOSE. The purposes of the Dover Corporation Executive Officer Annual Incentive Plan (the "Plan") are to provide annual incentive compensation to designated executive officers of Dover Corporation (the "Company") based on the achievement of established performance goals, to encourage such executive officers to remain in the employ of the Company, to assist the Company in attracting and motivating new executive officers and to qualify the incentive payments awarded under the Plan (the "Awards") as qualified "performance-based compensation" so that all payments under the Plan shall be deductible in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

     2. ELIGIBILITY. The Compensation Committee of the Board of Directors of the Company (the "Committee") shall each year determine the Executive Officers of the Company eligible to participate in the Plan (the "Participants"). For purposes hereof, "Executive Officers" shall mean the Chief Executive Officer of the Company and each executive of the Company or an Affiliate of the Company who reports directly to the Chief Executive Officer of the Company. As used herein, "Affiliate" shall mean (i) any entity that, directly or indirectly, is controlled by or under common control with the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

     3. PERFORMANCE PERIODS. Each performance period for purposes of the Plan shall have a duration of one calendar year, commencing January 1 and ending the next December 31. The first Performance Period under the Plan shall commence on January 1, 1998.

     4. ADMINISTRATION. The Committee shall have the full power and authority to administer and interpret the Plan and to establish rules for its administration. Such power and authority shall include proration or adjustment of awards in the case of retirement, termination, changes in base salary, dismissal, death and other conditions as appropriate; provided, however, that the discretion granted above with respect to an Award earned by a Participant who is a "covered employee" within the meaning of Section 162(m) of the Code (a "Covered Employee") may be used by the Committee only to reduce or eliminate such Award.

     5. PERFORMANCE GOALS. On or before the 90th day of each Performance Period, the Committee shall establish in writing one or more performance goals and criteria for the Performance Period. The performance criteria shall in all instances be determined on the basis of Dover Corporation net income, earnings per share and/or return on investment with respect to Participants employed by the Company and operating earnings and/or return on investment with respect to Participants employed by an Affiliate, in each case as reflected in the Company's audited financial statements for the relevant Performance Period.

     6. INCENTIVE PAYOUT CALCULATION. As soon as practicable after the end of each Performance Period, the Committee will certify in writing the Company's attainment of the financial performance goals and criteria established for such Performance Period pursuant to Section 5 and will calculate the possible payout of incentive awards for each Participant.

     7. REDUCTION OF CALCULATED PAYOUTS. The Committee shall have the power and authority to reduce or eliminate for any reason the payout calculated pursuant to Section 6 that would otherwise be payable to a Participant based on the established target Award and payout schedule.

     8. PAYOUTS. After calculation of incentive payouts pursuant to Section 6 and any reduction or elimination thereof pursuant to Section 7, the Committee shall certify the amount of the payout to each Participant under the Plan for the Performance Period. In no event shall the payout under the Plan to any Participant for any Performance Period exceed one-half percent (.5%) of the Dover Corporation net income for the relevant Performance Period. Payment of the Award determined in accordance with the Plan for each Performance Period shall be made to a Participant in cash.

     9. MISCELLANEOUS PROVISIONS.

     (a) The Board of Directors of the Company shall have the right to suspend or terminate the Plan at any time and may amend or modify the Plan with respect to future Performance Periods prior to the beginning of any Performance Period, provided that no such amendment or modification which is expected to materially increase benefits payable to Covered Employees who are Participants under the Plan shall be made unless such measures as the Committee deems necessary for the increased benefit to be deductible pursuant to Section 162(m) of the Code have been taken.

     (b) Nothing contained in the Plan or any agreement related hereto shall affect or be construed as affecting the terms of the employment of any Participant except as specifically provided herein or therein. Nothing contained in the Plan or any agreement related hereto shall impose or be construed as imposing any obligation on (i) the Company or any Affiliate to continue the employment of any Participant or (ii) any Participant to remain in the employ of the Company or any Affiliate.

     (c) No person shall have any claim to be granted an Award under the Plan and there is no obligation of uniformity of treatment of eligible employees under the Plan. Awards under the Plan may not be assigned or alienated.

     (d) The Company or Affiliate, as applicable, shall have the right to deduct from any Award to be paid under the Plan any federal, state or local taxes required by law to be withheld with respect to such payment.

     (e) If any provision of the Plan would cause the Awards granted to a Covered Employee not to be qualified "performance-based compensation" under
Section 162(m), that provision, insofar as it pertains to such Covered Employee shall be severed from, and shall be deemed not to be a part of, the Plan, but the other provisions hereof shall remain in full force and effect.

     10. ADOPTION. The Plan shall become effective as of January 1, 1998, subject to approval by the stockholders of the Company.

     PROXY                                                    PROXY


DOVER CORPORATION

    PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING, APRIL 28, 1998.

   The undersigned hereby appoints Gary L. Roubos, Thomas L. Reece and Robert G. Kuhbach, or any of them, as the undersigned's proxy or proxies, with full power of substitution, to vote all shares of Common Stock of Dover Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held in Wilmington, Delaware, on April 28, 1998 at 10:00 A.M., local time, and any adjournments thereof, as fully as the undersigned could if personally present, upon the proposals set forth on the reverse side hereof revoking any proxy or proxies heretofore given.


IMPORTANT -- This Proxy must be signed and dated on the reverse side.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE SIDE.

PROXY                                             DOVER CORPORATION                           PROXY
1998
   1. Election of Directors--                     For      Withhold           For All  (Except Nominee(s) written below)

                                                  All      All

   Nominees: D. H. Benson,

   M. O. Bryant, J-P. M. Ergas,

   R.J. Fleming, J.F. Fort, J.L. Koley,

   J.F. McNiff, J. E. Pomeroy,

   T .L. Reece, and G L. Roubos.

   2. To  ratify and approve the

    Dover Corporation Executive Officer Annual

    Incentive Plan.                               For    Against    Abstain

   3. To transact such other business as may      For    Against    Abstain

           properly come before the meeting.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.


Please Sign Here and Return Promptly

       Signature (s)____________________        Dated: __________, 1998


                    ____________________

     Please sign exactly as your name or names appear above. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.